EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-129879 on Form S-3 of our report dated October 13, 2004, relating to the financial statements and financial statement schedule of KMG Chemicals, Inc. for the years ended July 31, 2004 and 2003, appearing in the Annual Report on Form 10-K of KMG Chemicals, Inc. for the year ended July 31, 2005, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Houston, Texas
December 20, 2005